Exhibit 3.7

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        GLOBAL SEAFOOD TECHNOLOGIES, INC.


         In accordance with the provisions of Nevada Revised Statutes Section 78:403, the Board of Directors of Global Seafood Technologies, Inc., a Nevada corporation, hereby adopts the following Restated Articles of Incorporation:


                                   Article I.

         The name of the corporation is Global Seafood Technologies, Inc.

                                  Article II.

         The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are: to engage in any lawful activity.

                                  Article III.

         The aggregate number of shares of capital stock authorized to be issued by the corporation shall be 50,000,000 shares of common stock, each with a par value of $.001 (the "Common Stock"), and 25,000,000 shares of Preferred Stock, each with a par value of $.001 (the "Preferred Stock"). Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the corporation upon liquidation or dissolution, but each such share shall be subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

         The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in any resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each series of Preferred Stock shall be alike in every particular and of equal rank, have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may differ as to different series:

         A. the periodic or other rate of dividends payable and the dates from which such dividends shall commence to accrue, if at all;

         B. the manner in which, if at all, shares of a particular series may be redeemed and the amount payable upon a share redemption;

         C. the amount payable upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

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         D. the provisions of any sinking fund established with respect to the shares of a series;

         E. the terms and rates of conversion or exchange, if shares of a series are convertible or exchangeable; and

         F. the provisions as to voting rights, if any, associated with shares of a series.

         Before any shares of a particular series of Preferred Stock are issued, the designations of such series and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in a resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Such designations and terms shall be set forth in full or summarized in the certificate for such series. The Board of Directors may increase the number of such shares by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued shares of Preferred Stock by fixing or altering the terms thereof in respect of the above-referenced particulars and by assigning the same to an existing or newly established series from time to time before the issuance of such shares.

         The holders of shares of each series shall be entitled to receive, out of any funds legally available therefor, when and as declared by the Board of Directors, cash dividends at such rate per annum as shall be fixed by resolution of the Board of Directors for such series, payable periodically on the dates fixed by the Board of Directors for the series. Such dividends may be cumulative or non-cumulative, deemed to accrue from day to day regardless of whether or not earned or declared, and may commence to accrue on each share of Preferred Stock from such date or dates, all as may be determined and stated by the Board of Directors prior to the issuance thereof. The corporation shall make dividend payments ratably upon all outstanding shares of Preferred Stock in proportion to the amount of dividends accrued thereon to the date of such dividend payment, if any.

         As long as any shares of Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares ranking junior to such Preferred Stock with respect to the payment of dividends or liquidating assets) shall be declared or paid upon, nor shall any distribution be made or ordered in respect of, shares of the Common Stock or any other class of shares ranking junior to the shares of such Preferred Stock as to the payment of dividends or liquidating assets, nor shall any monies (other than the net proceeds received from the sale of shares ranking junior to the shares of such Preferred Stock as to the payment of dividends or liquidating assets) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of the Common Stock or of any other class of shares ranking junior to the shares of such Preferred Stock as to dividends or assets unless:

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         A. all dividends accrued with respect to the shares of Preferred Stock of all series for past dividend periods shall have been paid and the full dividend on all outstanding shares of Preferred Stock of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

         B. the corporation shall have set aside all amounts, if any, required to be set aside as and for sinking funds, if any, for the shares of Preferred Stock of all series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

         The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time any part, of any series of Preferred Stock, subject to such limitations as may be adopted by the Board authorizing the issuance of such shares, by paying therefor in cash the amount which shall have been determined by the Board of Directors, in the resolution authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the Board of Directors; but if the redemption shall be effected only with respect to a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

         Subject to the foregoing provisions and to any qualifications, limitations or restrictions applicable to any particular series of Preferred Stock which may be stated in the resolution providing for the issuance of such series, the Board of Directors shall have authority to prescribe from time to time the manner in which any series of Preferred Stock shall be redeemed.

         Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the shares of Preferred Stock of each series shall be entitled, before any distribution shall be made with respect to shares of Common Stock or to any other class of shares junior to the shares of Preferred Stock as to the payment of dividends or liquidating assets, to be paid the full preferential amount fixed by the Board of Directors for such series as herein authorized; and thereafter shall be entitled to such further payment, if any, as shall be specified in the Board of Directors resolution establishing the series. If upon such liquidation or dissolution of the corporation, whether voluntary or involuntary, the net assets of the corporation shall be insufficient to permit the payment to all outstanding shares of Preferred Stock of all series of the full preferential amounts to which they are respectively entitled, the entire net assets of the corporation shall be distributed, in the order of seniority, fully as to each series with respect to which there are adequate net assets to satisfy the preferential amount and, as to the most senior series with respect to which there are inadequate net assets, ratably in proportion to the full preferential amount to which each share of that series is entitled. Neither a consolidation nor a merger of the corporation with or into any other entity nor the sale of all or substantially all of the assets of the corporation shall be deemed to be a liquidation or dissolution within the meaning of this paragraph.

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                                  Article IV.

         The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less then three (3) but not less than the number of stockholders.

                                   Article V.

         The corporation is to have perpetual existence.

                                  Article VI.

         In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         To enact by-laws, subject to any by-law enacted by the shareholders, providing for the appointment of an executive committee of the Board of Directors. The Board of Directors may define the duties of the executive committee, but if not otherwise defined by the Board of Directors, it shall have and exercise such of the powers of the Board of Directors, during the period of time between meetings of the Board of Directors, as may be lawfully delegated.

         The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the shares of the corporation represented in person or by proxy at such meeting (provided that a lawful quorum of shareholders is represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders, as though it had been approved or ratified by every shareholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

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                                  Article VII.

         The corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares or any other securities of the corporation, warrants, rights, or options entitling the holders thereof to purchase from the corporation any shares of any class or classes or any other securities of the corporation, such warrants, rights, or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights, or options may be issued and any such shares or other securities may be purchased from the corporation upon the exercise of any such warrant, right, or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

                                 Article VIII.

         The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.

                                  Article IX.

         Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

                                   Article X.

         This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statue, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         These Restated Articles of Incorporation are dated as of March 20,
2001.

                     --------------------------------------

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                              OFFICERS' CERTIFICATE

         In accordance with the provisions of Nevada Revised Statutes Section 78:403, the undersigned, Brent Gutierrez, President of Global Seafood Technologies, Inc., a Nevada corporation (the "Corporation") and Clayton F. Gutierrez, Secretary of the Corporation, hereby certify that they have been authorized by resolution of the Board of Directors of the Corporation, adopted at a meeting duly held on March 20, 2001, to execute these Restated Articles of Incorporation of the Corporation, and that these Restated Articles of Incorporation correctly set forth the text of the Articles of Incorporation as amended to the date hereof.

March 20, 2001.

/s/ Brent Gutierrez
-------------------------
Brent Gutierrez

/s/ Clayton F. Gutierrez
-------------------------
Clayton F. Gutierrez


                                 ACKNOWLEDGMENT

STATE OF MISSISSIPPI
COUNTY OF HARRISON

         Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of March, 2001, within my jurisdiction, the within named Brent Gutierrez and Clayton F. Gutierrez, who acknowledged that they executed the above and foregoing instrument.

/s/ Tammy Lyn Bosarge
-------------------------
Notary Public

My commission expires:  10-19-2001.

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